Exhibit 99

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION

ANNOUNCES OFFICER CHANGE

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LINCOLN, Nebraska (March, 31 2014) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announces an officer change.

Effective immediately, President Susan Henricks has resigned from the Company.

National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of performance measurement, improvement services, and governance education to the healthcare industry in the United States and Canada.

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.